UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2016

Vericel Corporation

(Exact name of registrant as specified in its charter)

001-35280

(Commission File Number)

Michigan	94-3096597
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street

Cambridge, Massachusetts 02139

(Address of principal executive offices, with zip code)

(800) 556-0311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2016, Vericel Corporation (the “Company,” “Vericel” or “we”) entered into a purchase agreement (“Purchase Agreement”) with Piper Jaffray & Co., as representative of the underwriters named therein (the “Underwriters”), relating to the issuance and sale of 6,200,000 of the Company’s common stock, at a price to the public of $2.75 per share. Pursuant to the Purchase Agreement, the Underwriters have agreed to purchase the shares from us at a price of $2.56 per share. The net proceeds to us from this offering are expected to be approximately $15.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The sale of shares of common stock is expected to close on or about December 21, 2016, subject to customary closing conditions. In addition, under the terms of the Purchase Agreement, we have granted the Underwriters an option, exercisable for 30 days from the date of the Purchase Agreement, to purchase up to an additional 930,000 shares of our common stock to cover over-allotments, if any.

The Purchase Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Vericel and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-205336), including the prospectus dated July 15, 2015, contained therein, and the related prospectus supplement.

A copy of the Purchase Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Dykema Gossett PLLC relating to the legality of the issuance and sale of the securities in these offerings is attached as Exhibit 5.1 hereto.

Item 9.01 Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated December 16, 2016

5.1	Opinion of Dykema Gossett PLLC

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)

99.1	Press Release dated December 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERICEL CORPORATION

Date: December 16, 2016	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Financial Officer and Vice President Corporate Development

Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement, dated December 16, 2016

5.1	Opinion of Dykema Gossett PLLC

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)

99.1	Press Release dated December 16, 2016